EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        In connection with the Annual Report on Form 10-K of Southcross Energy Partners, L.P. (the "Partnership") for the annual period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, James W. Swent III, President, Chief Executive Officer and Chairman of the Board of Southcross Energy Partners GP, LLC, the general partner of the Partnership (the "General Partner"), and Michael B. Howe, Senior Vice President and Chief Financial Officer of the General Partner, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:
(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
Date: April 1, 2019

By:	/s/ JAMES W. SWENT III
James W. Swent III
President, Chief Executive Officer and Chairman of the Board of Southcross Energy Partners GP, LLC (the general partner of Southcross Energy Partners, L.P.)

By:	/s/ MICHAEL B. HOWE
Michael B. Howe
Senior Vice President and Chief Financial Officer of Southcross Energy Partners GP, LLC (the general partner of Southcross Energy Partners, L.P.)